Manhattan Pharmaceuticals Announces Entry into Settlement and Release Agreement with Nordic Biotech

Settlement and Release Agreement Resolves Disagreements Concerning H Pharmaceuticals Joint Venture, Provides Non-dilutive Funding, and Improves Capital Structure

NEW YORK, NY JAN 10, 2011 – Manhattan Pharmaceuticals, Inc. (OTCBB: MHAN) announced that on January 4, 2011, the company entered into a settlement and release agreement with Nordic Biotech Fund II K/S and H Pharmaceuticals K/S.  Manhattan Pharmaceuticals and Nordic are partners in the H Pharmaceuticals joint venture for the development and commercialization of Hedrin®, a non-pesticide treatment for head lice.  The joint venture currently owns the rights to Hedrin in North America and is developing it as a medical device in the United States.  The settlement and release agreement resolves all previously announced disagreements and disputes between Manhattan Pharmaceuticals and Nordic relating to the joint venture.

The principal terms of the settlement and release agreement are:

•	Nordic’s put right representing a disputed number of shares of Manhattan Pharmaceuticals common stock has been terminated.

•	Nordic’s warrant to purchase a disputed number of shares of Manhattan Pharmaceuticals common stock has been terminated.

•	Nordic has made an additional, non-dilutive capital contribution of $1.5M to the joint venture to ensure continued development of Hedrin.

•	The joint venture will pay to Manhattan Pharmaceuticals $575,000, $175,000 currently and the remainder subject to certain terms and conditions.

•	Manhattan will retain an equity interest in the joint venture, which is currently 15%, but is subject to adjustment related to future capital contributions.

•	Manhattan Pharmaceuticals will no longer have operational responsibilities in the joint venture or a seat on its governing board.

A more detailed overview of the settlement and release agreement is included in the company’s Form 8-K as filed with the Securities and Exchange Commission on January 10, 2011.

 “We are pleased to have resolved our disagreements with Nordic,” said Michael G. McGuinness, Chief Operating and Financial Officer for Manhattan Pharmaceuticals, Inc.  “The transaction benefits Manhattan through the cash payments, reduction of the overhang of the disputed warrant and put right amounts, and allows us to retain a meaningful equity interest the Hedrin asset.”

About Manhattan Pharmaceuticals, Inc.
Manhattan Pharmaceuticals, Inc. is a specialty healthcare product company focused on the development and commercialization of innovative treatments for underserved patient populations.  The company is currently focused on two programs:  AST-726, a nasally delivered vitamin B12 remediation treatment, and AST-915, an orally delivered product candidate for the treatment of essential tremor.  The company also owns rights to a topical GEL product which may be commercialized as an OTC treatment for mild psoriasis.

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.'s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "intends," "anticipates," "expects," "plans," "believes," "intends," "will," and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.'s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, that any clinical study will be completed or will return positive results. Other risks that may affect forward-looking information contained in this press release include the company's extremely limited capital resources,  the risk that the results of clinical trials may not support the company's or its joint venture's claims, the risk that the company's product candidates may not achieve market acceptance in North America or elsewhere, the company's reliance on third-party researchers to develop its product candidates, availability of patent protection, the risk that sufficient capital may not be available to develop and commercialize the company's product candidates, and the company's lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. Manhattan Pharmaceuticals, Inc. assumes no obligation to update these statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact
Manhattan Pharmaceuticals, Inc.
Michelle Y. Carroll, Vice President, Corporate Development
(212) 582-3950